Exhibit 10.7

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

NON-EXCLUSIVE LICENSE AGREEMENT

This License Agreement (the “Agreement”), effective as of September 3, 2010 (the “Effective Date”), is by and between Asklêpios Biopharmaceutical, Inc., an entity organized and existing under the laws of the State of North Carolina, with its registered office located at 45 N. Chatham Parkway, Chapel Hill, NC 27517 (the “AskBio”), and Amsterdam Molecular Therapeutics (AMI) B.V., with offices located at Meibergdreef 61, 1100 DA Amsterdam, The Netherlands (“AMT”).  AMT and AskBio may be hereinafter referred to individually as “Party” and jointly as “Parties”.

RECITALS

WHEREAS, AskBio is the exclusive licensee of the AskBio Patent Rights (as defined below) pursuant to the amended and restated license agreement made and entered into on June 1, 2009 between The University of North Carolina at Chapel Hill and AskBio;

WHEREAS, AskBio has the right to grant sublicenses under such AskBio Patent Rights; and

WHEREAS, AMT desires to obtain a non-exclusive license under the AskBio Patent Rights upon the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AskBio and AMT hereby agree as follows:

AGREEMENT

1.              Definitions.

a.              “AskBio Patent Rights” means the patents and patent applications listed in Exhibit A hereto, including all provisionals, divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection certificates, and foreign counterparts of any of the foregoing.

b.              “Field” means the treatment of lipoprotein lipase deficiency in humans.

c.               “Product” means GLYBERA® and/or any other pharmaceutical product which contains or consists of an AAV vector having an AAV genetic construct encoding LPL gene variant and which, in the absence of a license, would infringe any Valid Claim in the applicable country.

d.              “Territory” means worldwide.

e.               “Valid Claim” means any claim from an issued and unexpired AskBio Patent Right which has not been rejected, revoked or held unenforceable or invalid by a final, nonappealable decision of a court or other governmental authority of competent jurisdiction or unappealed within the time allowable for appeal, and which has not been explicitly disclaimed, or admitted to be invalid or unenforceable by AskBio through reissue, disclaimer or otherwise.

2.              Grant.  AskBio grants AMT a non-exclusive license (the “License”) to research, develop, make, have made, use, sell, offer for sale, have sold and import Products in the Field in the Territory.  AMT shall have the right to grant sublicenses to third parties, without the written consent of AskBio, under the AskBio Patent Rights, on terms permitting AMT to comply with its obligations set out in this Agreement.  AskBio does not grant AMT any other rights and all rights not granted to AMT hereunder are expressly reserved to AskBio.  The License granted hereunder does not constitute a transfer or sale of any ownership rights in the AskBio Patent Rights.

AskBio — AMT
Non-Exclusive License Agreement
September 30, 2010

3.              Payment.  In consideration of the rights granted hereunder, and subject to the terms and conditions of this Agreement, AMT shall pay to AskBio the following nonrefundable license fees:

a.              Signature Fee:  US$50,000 upon the Effective Date of this Agreement; and

b.              License Maintenance Fee:  US$[**] due within [**] days of each anniversary of the Effective Date of this Agreement.

4.              Warranties by AskBio and Disclaimer.  AskBio hereby represents and warrants to AMT that (i) to AskBio’s best knowledge, the University of North Carolina at Chapel Hill is the sole owner of the AskBio Patent Rights and at the Effective Date the license is in force; (ii) AskBio has obtained from the University of North Carolina at Chapel Hill the exclusive, world-wide, rights for all applications under the AskBio Patents Rights; (iii) AskBio is entitled to grant the License granted hereunder; (iv) AskBio has not granted any license to any third party that would be inconsistent with the license granted to AMT hereunder; and (v) to AskBio’s best knowledge, the exercise of the AskBio Patent Rights does not infringe any other intellectual property right of AskBio or any intellectual property right of any third party.  EXCEPT AS SET FORTH IN THIS SECTION 4, ASKBIO DISCLAIMS ANY AND ALL REPRESENTATION AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NON-INFRINGEMENT, TITLE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.  THE ASKBIO PATENT RIGHTS ARE PROVIDED TO AMT “AS-IS”, WITH ANY ACCOMPANY SERVICES, REPRESENTATIONS, OR WARRANTIES FROM ASKBIO.

5.              Limitation of Liability.  AMT assumes all liability for damages that may arise from the practice of the AskBio Patent Rights by AMT.  AskBio will not be liable to AMT for any loss, claim, or demand made by AMT, or made against AMT by any third party, due to or arising from the practice of the AskBio Patent Rights by AMT, except to the extent permitted by law when caused by the gross negligence or willful misconduct of AskBio or breach of warranties by AskBio as set forth in Article 4 hereof.  IN NO EVENT SHALL AMT BE ENTITLED TO RECOVER FROM ASKBIO ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE PRACTICE OF THE ASKBIO PATENT RIGHTS BY AMT, ITS AFFILIATES, PARENT COMPANY, OR JOINT VENTURERS, REGARDLESS OF THE NATURE OF THE CLAIM, WHETHER IN CONTRACT, TORT, INTELLECTUAL PROPERTY, INFRINGEMENT, OR OTHER ACTION, AND WHETHER AMT HAS INFORMED THE ASKBIO OF ANY POSSIBLE DAMAGES.

6.              Indemnification.  AMT agrees to indemnify, defend, and hold harmless AskBio, its officers, agents, and employees from and against any and all claims, liabilities, demands, damages, losses, costs and expenses (including costs and reasonable attorney’s fees) or claims for injury or damages arising out of or related to AMT’s performance hereunder, including those that are caused by or result from AMT’s practice of the AskBio Patent Rights, save for claims, liability, demands, damages, losses, costs and expenses that result from the gross negligence or willful misconduct of AskBio or from breach by AskBio of its warranties set forth in Article 4.

7.              Term and Termination.

7.1.                            Term.  The term of this Agreement shall begin on the Effective Date and shall, on a country-by-country basis, end on the earlier of June 5, 2016 or the last date on which Products are covered by a Valid Claim in such country.

7.2.                            Early Termination by AMT.  AMT may terminate this Agreement at any time upon thirty (30) days notice to AskBio.

7.3.                            Early Termination by AskBio.  AskBio may terminate this Agreement (i) upon a material breach that is not cured within ten (10) days of written notice thereof, or (ii) if AMT or any of its sublicensees challenges, or assists others challenging, the validity, patentability, enforceability and/or non-infringement of any of the AskBio Patent Rights or otherwise opposes any of the AskBio Patent Rights.

7.4.                            Effect of Early Termination.  Upon early termination of this Agreement, the license granted to AMT hereunder shall immediately terminate, and AMT shall immediately cease all use of the AskBio Patent Rights.

8.              Miscellaneous.

8.1.                            Relationship of the Parties.  For the purpose of this Agreement and all services to be provided hereunder, both parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other.  Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

8.2.                            Notices.  Any notice or other communication required or permitted to be given to either Party hereto shall be deemed to have been properly given provided it is delivered to the Party at the respective address set forth below, or as otherwise designated by prior written notice provided to the other Party.  Any such notice or communication shall be deemed to be effective on the date of delivery if delivered in person, or on the date of mailing if delivered by certified mail.

If to AskBio:                         Asklêpios Biopharmaceutical, Inc.
45 N. Chatham Parkway
Chapel Hill, NC 27517
Attention:  Jade Samulski

If to AMT:                                    Amsterdam Molecular Therapeutics B.V.
Meibergdreef 61
1100 DA Amsterdam, The Netherlands
Attention:  Piers Morgan

8.3.                            Publicity; Advertising.  Neither of the Parties will use the other Party’s name or the name of any member of that Party’s personnel in any publicity (including press releases) relating to this Agreement or in any advertising, packaging or other promotional material, without the prior written approval of the other Party, except as may be required by law, regulation or legal process.

8.4.                           No Modification/Amendments.  This Agreement, including the exhibits, may be changed only by written agreement of the Parties and in accordance with the terms of this Agreement; no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.

8.5.                            No Waiver.  No waiver by a Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver.  No waiver by a Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.6.                            Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

8.7.                            Assignment.  This Agreement, and the rights and obligations hereunder, may not be assigned or transferred, in whole or in part, by either Party and AskBio shall not assign its rights under the license agreement with University of North Carolina at Chapel Hill to any third party without the prior written consent of the other Party, except that each Party may assign this Agreement without the consent of the other Party in connection with the merger, consolidation or sale of all or substantially all of its assets, stock or business to which this Agreement relates.

8.8.                            Applicable Law.  This Agreement shall be governed by the laws of the state of New York, United States, without regard to conflicts of laws principles.

8.9.                            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.10.                     Entire Agreement.  This Agreement, including all attachments hereto, constitutes the entire agreement of the Parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between the Parties.

IN WITNESS WHEREOF, AskBio and AMT have executed this Agreement by their respective officers hereunto duly authorized, on the day and year hereinafter written.

For Asklêpios Biopharmaceutical, Inc.		For Amsterdam Molecular Therapeutics (AMT) B.V.

By:	/s/ Jude Samulski	By:	/s/ P J Morgan

Name:	Jude Samulski	Name:	P J Morgan

Title:	President	Title:	CFO

Exhibit A
AskBio Patent Rights

Patent Filing	Publication Date	Filing Date	Status as of the Effective Date
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